Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunstone Hotel Investors, Inc. of our report dated February 6, 2007, with respect to the consolidated financial statements of Sunstone Hotel Investors, Inc., included in the Form 10-K of Sunstone Hotel Investors, Inc.

Our audits also included the financial statement schedule of Sunstone Hotel Investors, Inc. listed in Item 15. This schedule is the responsibility of Sunstone Hotel Investors, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 6, 2007, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130480) of Sunstone Hotel Investors, Inc.,

(2)	Registration Statement (Form S-3 No. 333-129258) of Sunstone Hotel Investors, Inc., and

(3)	Registration Statement (Form S-8 No. 333-122088) pertaining to the securities to be offered to employees under the Long Term Incentive Plan of Sunstone Hotel Investors, Inc.;

of our report dated February 6, 2007, with respect to the consolidated financial statements of Sunstone Hotel Investors, Inc. incorporated herein by reference, our report dated February 6, 2007, with respect to Sunstone Hotel Investors, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Sunstone Hotel Investors, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Sunstone Hotel Investors, Inc. included in this Annual Report (Form 10-K) of Sunstone Hotel Investors, Inc.

/s/ Ernst & Young LLP

Irvine, California

February 6, 2007